Exhibit 99.1

PRESS RELEASE

INX Stockholders Approve Proposed Presidio Merger

DALLAS--(BUSINESS WIRE)--INX Inc. (NASDAQ: INXI) today announced that at a meeting held earlier today that its stockholders approved the proposal to adopt the previously announced merger agreement, dated November 1, 2011, under which Presidio, Inc. (“Presidio”) will acquire all of the outstanding common stock of INX.

At the special meeting of stockholders, there were 7,340,543 shares voted by proxy or in person, representing 74.7% of INX’s total outstanding shares as of the December 1, 2011 record date.  73.7% of the total outstanding shares of common stock of INX, as of the record date, were voted to approve the proposal to adopt the merger agreement, which represented 98.7% of the shares that were voted at the special meeting.

The consummation of the acquisition of INX by an affiliate of Presidio remains subject to the satisfaction or waiver of a number of customary closing conditions set forth in the merger agreement and discussed in detail in the definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission by INX on December 5, 2011.

Upon consummation of the merger, INX stockholders will receive $8.75 in cash for each share of INX common stock. The transaction is expected to close on December 30, 2011.

Raymond James & Associates has acted as financial advisor and Mayer Brown LLP has acted as legal advisor to INX’s Board of Directors in connection with the transaction. Weil, Gotshal & Manges LLP has acted as legal advisor to Presidio.

ABOUT INX

INX Inc. (NASDAQ: INXI) is a leading U.S. provider of IP based unified communications and data center/cloud infrastructure solutions for enterprise organizations. Through its suite of technology offerings, INX provides organizations with advanced architecture solutions that also focus on the enabling infrastructure. Services are centered on the design, implementation and support of network infrastructure, wireless, security, unified communications, and cloud computing solutions incorporating both data center and desktop virtualization. Customers include enterprise organizations such as corporations, as well as federal, state and local governmental agencies. Because of its focus, expertise and experience, INX believes it delivers superior results for its customers. Additional information about INX can be found on the Web at www.INXI.com.

ABOUT PRESIDIO

Presidio is a leading provider of professional and managed services for advanced IT solutions. Presidio addresses its clients’ complete information technology lifecycle – enabling clients to plan, design, implement, test and operate their technology investments. Presidio's comprehensive portfolio includes data center/virtualization, unified communications/collaboration, security, mobility and contact center technology solutions as well as managed services. Holding the highest industry certifications from partners such as Cisco, EMC, HP, IBM, NetApp, VMware and Microsoft, Presidio is well-positioned to meet the growing needs of organizations migrating to advanced technologies. Presidio also offers clients an extensive suite of financing solutions, including leasing. For more information visit: www.Presidio.com.

SAFE HARBOR STATEMENT:

The statements contained in this press release that are not statements of historical fact, including, but not limited to, statements identified by the use of terms such as "anticipate," "appear," "believe," "could," "estimate," "expect," "hope," "indicate," "intend," "likely," "may," "might," "plan," "potential," "project," "seek," "should," "will," "would," and other variations or negative expressions of these terms, including statements related to expected benefits from the announced transaction are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. Such risks include failure to satisfy the conditions of the proposed transaction, including failure to obtain the required approvals of INX’s stockholders; the costs and expenses associated with the proposed transaction; contractual restrictions on the conduct of INX’s business included in the merger agreement; the potential loss of key personnel, disruption of INX’s business or any impact on INX’s relationships with third parties as a result of the proposed transaction; any delay in consummating the proposed transaction or the failure to consummate the proposed transaction; and the outcome of, or expenses associated with, any litigation which may arise in connection with the proposed transaction. Additional information about risk factors are contained in INX’s most recent filings with the SEC on Forms 10-K and 10-Q. The actual results of the future events described in the forward-looking statements in this document could differ materially from those stated in the forward-looking statements due to numerous factors. INX expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the INX expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

Press Contact for Presidio:	Press Contact for INX:
John DeSarbo	Mike French
Senior Vice President, Marketing	Senior Vice President, Marketing
301-313-2084	505-938-4140
jdesarbo@Presidio.com	mfrench@inxi.com